                                                                     EXHIBIT 4.2

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                            SERIES B PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)
                   (LIQUIDATION PREFERENCE $1,000 PER SHARE)

                                       OF

                            ARGYLE TELEVISION, INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     THE UNDERSIGNED, being, respectively, the Chairman and the Secretary of Argyle Television, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY that, pursuant to the provisions of Section 151 of the Delaware General Corporation Law and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended and restated, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation, at a meeting duly held on June 5, 1996, adopted resolutions providing for the issuance of a series of its preferred stock and fixing the designation, preferences, qualifications, voting rights and powers, limitations and relative rights thereof. These resolutions are as follows:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $.01 per share, which shall consist of 12,500 of the 1,000,000 shares of preferred stock that the Corporation now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the designation, preferences, qualifications, voting rights and powers, limitations and relative rights of the shares of such series as follows:

     1.   Designation.  12,500 shares of the preferred stock, par value $.01 per
          -----------
share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series B Preferred Stock" (the "Series B Preferred Stock").

     2.   Dividends.
          ---------

          (a) Dividends on Series B Preferred Stock.  An annual, cumulative cash
              -------------------------------------
dividend of $65 accruing and after from June 1, 1996 shall be declared and paid on each share of the Series B Preferred Stock, payable at the end of each calendar quarter in equal quarterly amounts, provided that at such times (i) there are assets of the Corporation legally
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available for the payment of such dividends and (ii) the payment of such dividends is permitted under the terms of the governing documents for the Corporation's then existing borrowing arrangements with third-party lenders.
Any such dividend that cannot be paid when due shall be paid to the extent permissible at the time that the payment of such dividend becomes permissible.

          (b) Limitation on Dividends, Repurchases and Redemptions.  So long as
              ----------------------------------------------------
any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, property or otherwise (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Corporation or any of its Subsidiaries purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption, or other retirement of any Parity Securities or Junior Securities, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Parity Securities or Junior Securities, unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series B Preferred Stock shall have been entitled, pursuant to Section 2(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

          (c) Pro Rata Payments.  In the event that full dividends are not paid
              -----------------
or made available to the holders of all outstanding shares of Series B Preferred Stock and of any Parity Securities and funds available for a payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and of any Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

     3.   Preference on Liquidation.
          -------------------------

          (a) Liquidation Preference for Series B Preferred Stock.  In the event
              ---------------------------------------------------
that the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve

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or wind up, no distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series B Preferred Stock shall have received from the assets of the Corporation an amount per share equal to the sum of (x) $1,000, plus (y) all accrued but unpaid dividends thereon through the date of distribution, whether or not earned or declared (collectively, the "Series B Liquidation Preference").

          (b) Pro Rata Payments.  If, upon any such liquidation, dissolution or
              -----------------
other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series B Liquidation Preference for each share of Series B Preferred Stock then outstanding and the full liquidating payments on all Parity Securities, then the assets of the Corporation remaining after the distribution to holders of any Senior Securities of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series B Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.
The Corporation shall not issue any Senior Securities without the written consent of the holders of a majority of the Series A Preferred Stock issued and outstanding.

          (c) Sale Not a Liquidation.  Neither the voluntary sale, conveyance,
              ----------------------
exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

          (d) Notice of Liquidation.  Written notice of any liquidation,
              ---------------------
dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date specified therein, to the holders of record of the Series B Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

     4.   Voting.
          ------

          (a) General.  Except as set forth in Section 4(b), the Series B
              -------
Preferred Stock shall not be entitled to vote on any matter subject to vote of the Corporation's stockholders, except as otherwise provided by applicable law.

          (b) Class Vote.  At any time when shares of Series B Preferred Stock
              ----------
are outstanding, without the approval of the holders representing at least a majority of the shares of Series B Preferred Stock then outstanding, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend or repeal any provision of, or add any provision to, this Certificate of Designation, or the Certificate of Incorporation of the Corporation if such action would alter, change or

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affect adversely the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock.

     5.   Redemption
          ----------

          (a) Redemption Price.  Any redemption of the Series B Preferred Stock
              ----------------
pursuant to this Section 5 shall be at a price equal to $1,000 per share, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared (the "Redemption Price").

          (b) Redemption at Corporation's Option.  At any time after June 11,
              ----------------------------------
2001, the Corporation may, at its option (subject to the other provisions of this Section 5), redeem all, or any portion of the outstanding shares of Series B Preferred Stock.

          (c) Procedures for Redemption.  In the event the Corporation shall
              -------------------------
elect to redeem shares of Series B Preferred Stock pursuant to Section 5(b), the Corporation shall give written notice of such redemption by facsimile, hand delivery, overnight courier, or first class mail, postage prepaid, mailed or transmitted not less than 30 nor more than 90 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that payment will be made upon presentation and surrender of such Series B Preferred Stock; (vi) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (vii) that such redemption is mandatory; and, (viii) that dividends accrued to and including the date fixed for redemption will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in the payment of the Redemption Price (including any accrued and unpaid dividends to (and including) the date fixed for redemption, (A) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue; (B) such shares shall be deemed no longer outstanding; and, (C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation any moneys payable upon redemption without interest thereon) shall cease. Notwithstanding the foregoing, any holder that has received such a redemption notice shall have the right by providing written notification to the Corporation not less than 20 days after receipt of the redemption notice from the Corporation, to specify up to three redemption dates, the latest of which shall be January 1 of the second year following the date the Corporation specified for redemption, on which the redemption shall occur. Such notice shall specify the date or dates on which the redemption shall occur, and, if more than one redemption date is specified, the number of shares to be redeemed on each such date; provided, however, that the total of the number of shares specified by such holder to be redeemed must equal the number of shares originally specified by the Corporation for redemption. In the event the holder exercises the

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right outlined above to specify a different date or dates for redemption than stated in the redemption notice from the Corporation, dividends shall continue to accrue and be paid as provided herein until such time as the shares are redeemed.

          Upon surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from holders of outstanding shares of Series B Preferred Stock not previously called for redemption in proportion to the respective number of shares held by each holder. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (d) Repurchases of Series B Preferred Stock by the Corporation.
              ----------------------------------------------------------
Neither the Corporation nor any of its subsidiaries shall repurchase any outstanding shares of Series B Preferred Stock unless the Corporation on the same terms either (i) offers to purchase all of the then outstanding shares of Series B Preferred Stock or (ii) offers to purchase shares of Series B Preferred Stock from the holders in proportion to the respective number of shares of Series B Preferred Stock held by each holder. In any such repurchase by the Corporation, if all shares of Series B Preferred Stock are not being repurchased, then the number of shares of Series B Preferred Stock to be repurchased shall be allocated among all shares of Series B Preferred Stock held by holders that accept the Corporation's repurchase offer so that the shares of Series B Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series B Preferred Stock held by each such holder that accepts the Corporation's offer (or in such other proportion as agreed by all such holders who accept the Corporation's offer). Nothing in this Section 5(d) shall (i) obligate a holder of shares of Series B Preferred Stock to accept the Corporation's repurchase offer or (ii) prevent the Corporation from redeeming shares of Series B Preferred Stock in accordance with the terms of Sections 5(a) through (c) hereof.

     6.   Conversion.
          ----------

          (a) Right to Convert.  At any time on or after July 11, 2001, the
              ----------------
holder of each share of Series B Preferred Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into the number of fully paid and nonassessable shares of Series A Common Stock equal to a quotient determined by dividing (i) $1,000 by (ii) the average of the closing prices for the Series A Common Stock as reported by the NASDAQ National Market System (or such other principal exchange on which the Series A Common Stock is then listed or traded) for each of the 10 trading days prior to the Conversion Date, on and subject to the terms and conditions hereinafter set forth.

               (1) If the Series A Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Series A Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

               (2) If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of substantially all of the Corporation's properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or properties of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series B Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 6 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (b) Method of Conversion.  In order to exercise the conversion
              --------------------
privilege, the holder of any shares of Series B Preferred Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Series B Preferred Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Common Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or its duly authorized representative. Each conversion of shares of Series B Preferred Stock shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate

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purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Common Stock represented thereby on the Conversion Date.

          (c) Issuance of Certificates Upon Conversion.  As promptly as
              ----------------------------------------
practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Preferred Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of whole shares of Series A Common Stock issuable upon such conversion and cash for any fractional shares. In case any certificate for shares of Series B Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Preferred Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Common Stock issuable upon the conversion of shares of Series B Preferred Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (d) Payment of Dividends on Converted Shares.  Upon any conversion of
              ----------------------------------------
shares of Series B Preferred Stock into shares of Series A Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Preferred Stock on a date prior to the Conversion Date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Common Stock on or after such Conversion Date.

          (e) Reservation of Shares.  Such number of shares of Series A Common
              ---------------------
Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Preferred Stock.

     7.   Shares to be Retired.  Any share of Series B Preferred Stock redeemed,
          --------------------
repurchased, converted or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series B Preferred Stock.

     8.   Definitions.  As used herein, the following terms shall have the
          -----------
respective meanings set forth below:

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banks are required or permitted to be closed in the State of Delaware, the State of Texas or the State of New York.

          "Common Stock" means the Series A Common Stock, $.01 par value per
           ------------
share, of the Corporation.

          "Conversion Date" shall have the meaning set forth in Section 6(b).
           ---------------

          "Junior Securities" means the Common Stock and any other class of
           -----------------
capital stock or series of preferred stock created by the Corporation that does not expressly provide that it ranks senior to or pari passu with the Series B
                                                 ---- -----
Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

          "Parity Securities" means the Corporation's Series A Preferred Stock,
           -----------------
$.01 par value per share, and any other class of capital stock or series or preferred stock created by the Corporation which expressly provides that it ranks pari passu with the Series B Preferred Stock as to dividends, other
      ---- -----
distributions, liquidation preference or otherwise.

          "Person" or "person" shall mean an individual, partnership,
           ------      ------
corporation, trust, unincorporated organization, joint venture or any other entity of any kind.

          "Redemption Price" shall have the meaning set forth in Section 5(a).
           ----------------

          "Senior Securities" means any class or series of capital stock of the
           -----------------
Corporation other than Parity Securities or Junior Securities.

          "Series A Common Stock" means the Series A Common Stock, $.01 par
           ---------------------
value per share, of the Corporation.

          "Series B Liquidation Preference" shall have the meaning set forth in
           -------------------------------
Section 3(a).

          "Series B Preferred Stock" shall have the meaning set forth in
           ------------------------
Section 1.

     9.   Notices.  Except as may otherwise be provided for in this Certificate
          -------
of Designation, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of (i) receipt of such notice; (ii) three Business Days after the mailing of such notice; or, (iii) the Business Day following sending of such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its offices at 200 Concord Plaza, Suite 700, San Antonio, Texas 78216, Attention: Secretary, or to an agent of the Corporation designated as permitted by this Certificate of Designation, or, if to any holder of the Series B Preferred Stock, to such holder at the address of such holder of the Series B Preferred Stock as listed

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in the stock record books of the Corporation; or to such other address as the
Corporation or holder, as the case may be, shall have designated by notice similarly given.

          IN WITNESS WHEREOF, this Certificate of Designation has been signed by the Chairman, and attested to by the Secretary, of the Corporation, all as of the 11th day of June, 1996.

                              Argyle Television, Inc.



                              By:  /s/ Bob Marbut
                                  --------------------------
                                  Bob Marbut, Chairman



Attest:


By:  /s/ Dean H. Blythe
    -------------------------
    Dean H. Blythe, Secretary

                                      -10-